UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2023

BARNES & NOBLE EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37499	46-0599018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Mountainview Blvd., Basking Ridge, NJ 07920

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (908) 991-2665

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which registered
Common Stock, $0.01 par value per share	BNED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

Appointments of Steven Panagos and Raphael Wallander

Effective August 11, 2023, the board of directors (the “Board”) of Barnes & Noble Education, Inc., a Delaware corporation (the “Company”) appointed Messrs. Steven Panagos and Raphael Wallander to the Board (the “New Directors”) concurrently with the entry into independent director agreements with each of the New Directors. The appointments were made pursuant to the Eighth Amendment (the “ABL Amendment”) to the Credit Agreement, dated as of August 3, 2015 (as amended prior to the ABL Amendment, the “ABL Credit Agreement”), among the Company, as the lead borrower, the other borrowers party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent for the lenders.

Each of the New Directors shall serve as a director of the Company until the next annual meeting of stockholders of the Company or until his earlier death, resignation or removal. The Board will also nominate the New Directors for election to the Board at the 2023 annual meeting of stockholders of the Company.

Mr. Panagos, 61, has served as an independent director of various companies since June 2018 providing advice, guidance and governance regarding corporate transformation and turnaround management. Mr. Panagos has served as a director on numerous public and private boards of directors. Mr. Panagos currently serves as an independent director on the board of directors of several companies, including iMedia Brands, Inc., Vital Pharmaceuticals, Inc., and American Consolidated Natural Resources, Inc. In the past five years, Mr. Panagos has also served on the boards of Spirit Master Trust A, Tops Markets, Inc., PhyMed Healthcare Group, Top Golf, Inc. and Pier 1 Imports, Inc. From April 2009 to June 2019, he served as Managing Director and Vice Chairman of the Recapitalization & Restructuring Group at the investment bank Moelis & Company, where he led restructurings and reorganizations for companies and their creditors across a broad spectrum of industries. From March 1988 to March 2008, Mr. Panagos was the National Practice Leader of Kroll Zolfo Cooper’s Corporate Advisory & Restructuring Practice where he provided restructuring advice to numerous companies and creditors. Mr. Panagos received a Bachelor of Science in Accounting from the University of Michigan. Mr. Panagos brings extensive corporate transformation experience to our Board.

The Board determined that Mr. Panagos qualifies as an “independent director” for purposes of the NYSE (“NYSE”) listing standards and for purposes of serving on the Board. There are no family relationships between Mr. Panagos and any director or executive officer of the Company and there are no transactions between Mr. Panagos and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Mr. Wallander, 50, currently serves on the board of directors of F45 Training Holdings Inc. Since April 2018, Mr. Wallander has served as the Owner, Chairman, and Chief Executive Officer of Maxwell Bay Advisors, LLC, a platform created for independent director services, restructuring and consulting. Through Maxwell Bay Advisors, Mr. Wallander has served on the boards of over ten private companies and provided consulting services. Since 2007, Mr. Wallander has held various roles with Wayzata Investment Partners, LLC, including Corporate Counsel, Principal, and General Counsel. Wayzata is an SEC-registered investment adviser focused on distressed debt, special situations, and underperforming assets. Prior to joining Wayzata, Mr. Wallander worked as an attorney in private practice, with a focus on bankruptcy, restructuring and litigation. Mr. Wallander holds a Juris Doctorate and Bachelor of Arts from the University of Minnesota. Mr. Wallander brings extensive corporate transformation experience to our Board.

The Board determined that Mr. Wallander qualifies as an “independent director” for purposes of the NYSE listing standards and for purposes of serving on the Board. There are no family relationships between Mr. Wallander and any director or executive officer of the Company and there are no transactions between Mr. Wallander and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Strategic Alternatives Committee

Pursuant to the ABL Amendment, on August 11, 2023, the Board created a committee which consists of three Board members: Mr. Panagos, Mr. Wallander, and Mr. Rory Wallace. The committee’s responsibilities include, among other things, to explore, consider, solicit expressions of interest or proposals for, respond to any communications, inquiries or proposals regarding, and advise as to all strategic alternatives to effect a “Specified Liquidity Transaction” (as defined in the ABL Credit Agreement). There can be no guarantee or assurances that any such transaction or transactions will be consummated.

In connection with each of Mr. Panagos’ and Mr. Wallander’s appointments as a members of the Board and the Committee, in lieu of participating in the Company’s non-employee director compensation plan, each will be entitled to cash compensation of $45,000 per month. Effective upon his appointment to the Committee, Mr. Wallace will also receive cash compensation of $45,000 per month in lieu of participating in the Company’s non-employee director compensation plan.

Each of Mr. Panagos and Mr. Wallander is entitled to indemnification by the Company, which is in substantially the same form as indemnifications provided by the Company to the executive officers and other directors of the Company. The Company also intends to enter into a standard form of indemnification agreement with each of the New Directors.

Directors Not Running for Reelection

Ms. Emily Chiu and Mr. Daniel DeMatteo have notified the Board that they will not stand for reelection at the 2023 annual meeting of stockholders of the Company. Their decision to not stand for reelection is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. Ms. Chiu and Mr. DeMatteo will continue to serve on the Board and their respective Board committees until the expiration of their current terms at the 2023 annual meeting of stockholders of the Company. Effective at the 2023 annual meeting of stockholders, the number of directors constituting the full Board will be set at nine.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as a part of this Current Report:

Exhibit No.	Description

10.1	Independent Director Agreement, dated August 11, 2023 between Steven Panagos and Barnes & Noble Education, Inc.

10.2	Independent Director Agreement, dated August 11, 2023 between Raphael Wallander and Barnes & Noble Education, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 11, 2023

BARNES & NOBLE EDUCATION, INC.

By:	/s/ Michael C. Miller
Name:	Michael C. Miller
Title:	Executive Vice President, Corporate Development & Affairs and Chief Legal Officer